UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

DILLARD'S, INC.
(Exact name of registrant as specified in its charter)

Texas	1-6140	71-0388071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Cantrell Road, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 376-5200

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DDS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2026, Dillard’s, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, W.D. Company, Inc., an Arkansas corporation (“WDC”), and Alex Dillard, solely in his capacity as the representative of the shareholders of WDC (the “Shareholder Representative”), pursuant to which WDC will merge with and into the Company (the “Merger”), with the Company surviving the Merger. The Board of Directors of the Company (the “Board”), acting upon the recommendation of a committee composed of independent directors to evaluate the Merger (the “Special Committee”), unanimously approved the Merger Agreement (including the plan of merger set forth therein) and the transactions contemplated by the Merger Agreement (including the Merger) (collectively, the “Transactions”).

WDC is a privately held Arkansas corporation that was organized as a family holding company to own and hold shares of Dillard’s Common Stock (as defined below) primarily for the benefit of the Dillard family. WDC has no business operations and engages in no business activities other than (a) owning, holding, and disposing of certain equity securities, including shares of Class A common stock, par value $0.01 per share, of the Company (the “Dillard’s Class A Common Stock”), shares of Class B common stock, par value $0.01 per share, of the Company (the “Dillard’s Class B Common Stock” and, together with the Dillard’s Class A Common Stock, the “Dillard’s Common Stock”) and a de minimis amount of shares of another publicly-traded common stock, and (b) receiving cash dividends from the Company and distributing such dividends directly to WDC’s shareholders (the “WDC Shareholders”), in each case solely in a manner incidental to the ownership of such securities and the maintenance of WDC’s corporate existence. As of the date of the Merger Agreement, WDC owned 41,496 shares of Dillard’s Class A Common Stock and 3,985,776 shares of Dillard’s Class B Common Stock.

Subject to the terms and conditions set forth in the Merger Agreement, at the time the Merger becomes effective (the “Effective Time”), each share of voting common stock, $1.00 par value per share, of WDC (the “WDC Voting Common Stock”) and each share of non-voting common stock, $1.00 par value per share, of WDC (the “WDC Non-Voting Common Stock”, and together with the WDC Voting Common Stock, the “WDC Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of WDC Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by any holder who is entitled to and who has properly demanded appraisal of such shares (“Dissenting Shares”) in compliance with the Arkansas Business Corporation Act (the “ABCA”), will be automatically cancelled. In exchange for the WDC Common Stock, each WDC Shareholder will be entitled to receive such WDC Shareholder’s Pro Rata Share (as defined below) of (a) up to 41,496 shares of Dillard’s Class A Common Stock and up to 3,985,776 shares of Dillard’s Class B Common Stock, excluding, for the avoidance of doubt, any fractional shares (the “Aggregate Stock Merger Consideration”); and (b) the amount in cash equal to the sum of (i) WDC’s cash and cash equivalents as of the closing date of the Merger (the “Closing Date”), plus (ii) the amount equal to the average of the high and low trading prices of other publicly traded securities owned by WDC, determined on the last trading day that is two (2) business days prior to the Closing Date (the “Aggregate Cash Merger Consideration”, and together with the Aggregate Stock Merger Consideration, the “Aggregate Merger Consideration”). “Pro Rata Share” means, with respect to any WDC Shareholder, a fraction expressed as a percentage, the numerator of which is the number of shares of WDC Common Stock held by such WDC Shareholder immediately prior to the Effective Time and the denominator of which is the total number of shares of WDC Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), in each case as set forth on the allocation schedule to be delivered by WDC no less than two (2) business days prior to the Closing Date.

At the Effective Time, the shares of Dillard’s Common Stock held by WDC immediately prior to the Effective Time will automatically become treasury stock of the Company, as the surviving corporation, and, immediately thereafter, will be cancelled and returned to the status of authorized but unissued shares available for future reissuance. Because the shares of Dillard’s Common Stock currently held by WDC will be cancelled and the Aggregate Stock Merger Consideration consists of a number of shares of Dillard’s Class A Common Stock and Dillard’s Class B Common Stock identical (subject to reduction to avoid the issuance of fractional shares) to the number of shares of Dillard’s Class A Common Stock and Dillard’s Class B Common Stock currently held by WDC, the WDC Shareholders, collectively, will have the same or a slightly lower percentage interest in the voting power, liquidation value and aggregate book value of the Company following the consummation of the Merger as such shareholders currently hold. Accordingly, there will be no dilution to current shareholders of the Company as a result of the Merger.

The consummation of the Merger is subject to certain conditions, including, among others, (i) the receipt of the Requisite Shareholder Approval (as defined below), (ii) approval of the Merger Agreement and the Transactions by the WDC Shareholders in accordance with the ABCA and WDC’s organizational documents, (iii) the receipt of regulatory approvals for the Merger and for certain shareholders of WDC receiving shares in the Merger, (iv) the absence of any order prohibiting the consummation of the Transactions, (v) the delivery by WDC to the Company of evidence reasonably satisfactory to the Company that the number of Dissenting Shares as of the Effective Time does not exceed one percent (1%) of the number of outstanding shares of WDC Common Stock, (vi) the aggregate number of shares of Dillard’s Class B Common Stock that are held by registered holders of Dillard’s Class B Common Stock who have properly and validly exercised and perfected their statutory rights of dissent and appraisal in respect of such shares in accordance with the Texas Business Organizations Code (the “TBOC”) does not exceed one percent (1%) of the total number of outstanding shares of Dillard’s Class B Common Stock as of the Effective Time, (vii) the accuracy of each party’s representations and warranties in the Merger Agreement (subject to materiality qualifiers), and (viii) the performance or compliance in all material respects by each party of all covenants and agreements required to be performed or complied with under the Merger Agreement.

The Merger Agreement requires the Company to (i) convene a meeting of shareholders of the Company (the “Shareholder Meeting”) for purposes of obtaining the Requisite Shareholder Approval and (ii) prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement with respect to the Shareholder Meeting as promptly as reasonably practicable (and, in any event, not later than 20 business days) after the date of the Merger Agreement, which proxy statement will contain the Board’s recommendation that the Company’s shareholders vote in favor of the approval of the Merger Agreement and the Transactions (including the Merger). The approval of the Merger Agreement and the Transactions (including the Merger) requires the affirmative vote of (x) pursuant to the TBOC and the Company’s organizational documents, the holders of a majority of the shares of Dillard’s Common Stock that are outstanding and entitled to vote thereon, voting as a single class, and (y) pursuant to Sections 312.03(b) and (c) of the New York Stock Exchange Listed Company Manual, the holders of a majority of the shares of Dillard’s Common Stock present in person or represented by proxy at the Shareholder Meeting and entitled to vote on the subject matter (clauses (x) and (y) together, the “Requisite Shareholder Approval”). The Company intends to seek the Requisite Shareholder Approval at the 2026 Annual Meeting of Shareholders, which is currently scheduled to be held on May 28, 2026.

The Merger Agreement contains customary representations and warranties of WDC and the Company relating to, among other things, their ability to enter into the Merger Agreement and consummate the Transactions, including the Merger. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects. The Merger Agreement also contains customary pre-closing covenants, including, among others, covenants (i) by WDC to conduct its business in the ordinary course of business consistent with past practice, (ii) by the Company and WDC to use commercially reasonable efforts to take all action necessary to obtain approvals necessary to consummate the Transactions, and (iii) by the Company and WDC to use commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to consummate and make effective the Transactions.

The Merger Agreement may be terminated under certain circumstances, including (i) by mutual written agreement of the Company (acting with the prior approval of the Special Committee) and WDC, (ii) by the Company (acting with the prior approval of the Special Committee) or WDC if any law or final governmental order has the effect of permanently preventing, restraining, enjoining, prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement, (iii) by the Company (acting with the prior approval of the Special Committee) or WDC if the Requisite Shareholder Approval is not obtained at the Shareholder Meeting, (iv) by WDC if the Company breaches or fails to perform or comply with its representations, warranties, covenants or other agreements contained in the Merger Agreement, the breach or failure results in the Company being unable to satisfy certain closing conditions, and the Company fails to cure the breach or failure by the earlier of (x) thirty (30) days after written notice and (y) the Outside Date (as defined below), (v) by the Company (acting with the prior approval of the Special Committee) if WDC breaches or fails to perform or comply with its representations, warranties, covenants or other agreements contained in the Merger Agreement, the breach or failure results in WDC being unable to satisfy certain closing conditions, and WDC fails to cure the breach or failure by the earlier of (x) 30 days after written notice and (y) the Outside Date, (vi) by the Company (acting with the prior approval of the Special Committee) if the Effective Time has not occurred on or before August 1, 2026 (the “Outside Date”), or (vii) by WDC if (x) WDC or Dillard’s receives written notice from the IRS that the PLR (as defined in the Merger Agreement) has been revoked or modified in a manner that is materially adverse to WDC or the WDC Shareholders, or (y) there has been a change in applicable law after the date of the Merger Agreement that would reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment (as defined in the Merger Agreement).

The foregoing description of the Merger Agreement and the Transactions, including the Merger, does not purport to be complete and is qualified in its entirety to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. A copy of the Merger Agreement is being filed to provide investors and security holders with information regarding its terms, and it is not intended to provide any factual information about the Company, WDC or their respective subsidiaries and affiliates. The representations, warranties and covenants of each party set forth in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company’s investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts about the Company or WDC and the Merger Agreement should be read in conjunction with the Company’s Forms 10-K, Forms 10-Q and other documents that are filed with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 with respect to the issuance of the Aggregate Stock Merger Consideration to WDC Shareholders pursuant to the Merger Agreement is incorporated herein by reference. The shares of Dillard’s Class A Common Stock and Dillard’s Class B Common Stock comprising the Aggregate Stock Merger Consideration will be issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated March 20, 2026, by and among Dillard’s, Inc., W.D. Company, Inc., and Alex Dillard, solely in his capacity as the Shareholder Representative.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted schedule or exhibit upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements about the Merger, the expected timing and completion of the Merger, the future business, performance and opportunities of the Company and other financial and non-financial items that are not historical facts. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in forward-looking statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include, but are not limited to the following factors: (i) the announcement and pendency of the Merger may adversely affect the Company’s business, results of operations and financial condition; (ii) litigation relating to the Merger may be filed against the Company and the Board, which could be costly, prevent or delay consummation of the Merger, divert management’s attention and otherwise adversely affect the Company’s business and financial condition; (iii) the Company may be unable to obtain the Requisite Shareholder Approval; (iv) other conditions to the closing of the Merger may not be satisfied; (v) the Merger may involve unexpected costs, liabilities or delays; (vi) the amount of the costs, fees, expenses and charges related to the Merger may exceed the Company’s expectations; (vii) the Company may be adversely affected by other economic, business, and/or competitive factors; and (viii) other risks described in the Company’s public disclosures and filings with the SEC. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on the Company’s behalf are qualified by the cautionary statements in this section. The Company undertakes no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed in connection with the proposed Merger involving the Company and WDC. In connection with the proposed Merger, the Company will file a proxy statement with the SEC. This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or with respect to the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s shareholders. In addition, when available, the proxy statement and the documents incorporated therein by reference will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and the documents incorporated therein by reference also may be obtained for free at the Company’s website, investor.dillards.com, or by contacting the Company at (501) 376-5989.

Participants in the Solicitation

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding the Company’s directors and executive officers is included in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 4, 2025, and will be included in the proxy statement relating to the proposed Merger, when it becomes available. Shareholders should be aware that certain of the Company’s directors and officers have interests in the Merger that may be different from, or in addition to, the interests of other Company shareholders generally. For example, certain of the Company’s directors and officers also serve as directors and officers of WDC, and certain of the Company’s directors and officers are WDC Shareholders and will each receive his or her Pro Rata Share of the Aggregate Merger Consideration in exchange for his or her shares of WDC Common Stock upon consummation of the Merger. Furthermore, the Company has agreed in the Merger Agreement to indemnify the WDC Shareholders, including certain directors and officers of the Company, for losses arising from breaches of the Company’s representations, warranties, covenants or agreements under the Merger Agreement. The Special Committee and the Board were aware of these interests in, among other matters, approving the Merger Agreement and the Transactions, including the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 20, 2026

Dillard’s, Inc.

		By:	/s/ Phillip R. Watts
		Name:	Phillip R. Watts
		Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

		By:	/s/ Chris B. Johnson
		Name:	Chris B. Johnson
		Title:	Senior Vice President and Co-Principal Financial Officer